Exhibit 10.10

Execution Version

CONFIDENTIAL TREATMENT
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BACKUP SERVICING AGREEMENT (NOTE CHANNEL)
This BACKUP SERVICING AGREEMENT (NOTE CHANNEL), dated as of February 24, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among PROSPER FUNDING LLC, a Delaware limited liability company (“PFL”), and PROSPER MARKETPLACE, INC., a Delaware corporation (“PMI” and, together with PFL, collectively, “Prosper”), in each case, as servicer (in such capacity, together with their respective successors and permitted assigns, “Servicer”), and FIRST ASSOCIATES LOAN SERVICING, LLC, a Delaware limited liability company, as backup servicer (in such capacity, together with its successors and permitted assigns, “Backup Servicer”).
WHEREAS, from time to time, PFL purchases, without recourse, unsecured consumer loans from WebBank, a Utah chartered industrial bank, and/or any other bank origination partner of Prosper (collectively, “Bank”);
WHEREAS, from time to time, PFL issues Borrower Payment Dependent Notes that are entirely dependent for payment on payments received on the corresponding Loan;
WHEREAS, Servicer acts as servicer with respect to the Loans and the Borrower Payment Dependent Notes, for which it desires to contract with a third party to perform certain backup servicing, custodial and verification duties;
WHEREAS, Backup Servicer has expertise in the business of servicing unsecured consumer loans;
WHEREAS, this Agreement shall supersede that certain Backup Servicing Agreement, dated as of January 9, 2014, entered into by and between PFL and Backup Servicer, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, in all respects;
WHEREAS, Servicer desires that Backup Servicer perform certain backup servicing and verification duties in accordance with the terms of this Agreement, and assume the role of successor servicer (“Successor Servicer”) for the Serviced Assets under the terms of the Successor Loan Servicing Agreement attached hereto as Exhibit D (the “Successor Servicing Agreement”) pursuant to the conditions described therein and herein, if requested to do so by the indenture trustee (“Indenture Trustee”) under that certain Amended and Restated Borrower Payment Dependent Notes Indenture, dated as of January 22, 2013 (as amended, restated, amended and restated, supplemeted or otherwise modified from time to time, the “Indenture”), by and between PFL and Wells Fargo Bank, National Association; and
WHEREAS, Backup Servicer is willing to perform the backup servicing and verification duties specified herein and to assume the role of Successor Servicer under the terms of the Successor Servicing Agreement with respect to the Serviced Assets pursuant to the conditions described therein and herein.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Servicer and Backup Servicer hereby agree as follows:

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1.Definitions.
(a)    “Affiliate” means, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. As used in this definition of Affiliate, the term “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through ownership of such Person’s voting securities, by contract or otherwise, and the terms “affiliated”, “controlling” and “controlled” have correlative meanings.
(b)    “Annual Test” has the meaning assigned thereto in Section 5 hereof.
(c)    “Applicable Laws” means all federal, state and local laws, statutes, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to a party and relating to or affecting the servicing, collection or administration of any Loan, and all requirements of any Governmental Authority having jurisdiction over a party with respect to its servicing activities, including, but not limited to, the Fair Debt Collection Practices Act, the Electronic Transfers Act, the Fair Credit Reporting Act, the Consumer Financial Protection Act of 2010 and the Equal Credit Opportunity Act, as any such laws, statutes, regulations, orders or requirements may be amended and in effect from time to time during the term of this Agreement.
(d)    “Appointment Effective Date” has the meaning assigned thereto in Section 3(a) hereof.
(e)    “Appointment Period” has the meaning assigned thereto in Section 3(a) hereof.
(f)    “Backup Servicer” has the meaning assigned thereto in the preamble to this Agreement.
(g)    “Backup Servicing Fee” has the meaning assigned thereto in Exhibit C hereto.
(h)    “Backup Servicing Information” has the meaning assigned thereto in Section 4(b) hereof.
(i)    “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.
(j)    “Borrower Payment Dependent Notes” means the borrower payment dependent notes issued and sold by PFL through its Retail Platform.
(k)    “Business Day” means a day other than (i) a Saturday, (ii) a Sunday, (iii) any day that is a legal holiday under the laws of the State of California or the State of Utah, or (iv) any day on which a bank located in the State of California or the State of Utah is authorized or permitted by law to close for business.
(l)    “Confidential Information” has the meaning assigned thereto in Section 16(a) hereof.
(m)    “Customer NPPI” has the meaning assigned thereto in Section 16(b) hereof.

CONFIDENTIAL TREATMENT
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(n)    “Debtor Relief Laws” means (i) the Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.
(o)    “Governmental Authority” means, with respect to any Person, any federal, state or local regulatory agency or other governmental agency, department, court, commission, board, bureau, instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, having jurisdiction over such Person, any Loan or any Obligor.
(p)    “Indemnified Parties” has the meaning assigned thereto in Section 12(b) hereof.
(q)    “Indenture” has the meaning assigned thereto in the recitals to this Agreement.
(r)    “Indenture Trustee” has the meaning assigned thereto in the recitals to this Agreement.
(s)    “Insolvency Event” means, with respect to any Person, if any of the following events shall occur: (i) such Person shall file a petition or commence a Proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator or similar official for or relating to such Person or all or substantially all of its property, or for the winding up or liquidation of its affairs, and such petition or Proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, (ii) such Person shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency or other supervisory authority with jurisdiction shall not have decreed or ordered relief with respect to such petition or Proceeding, (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, (iv) such Person shall make an assignment for the benefit of its creditors, or (v) such Person shall take any action in furtherance of any of the foregoing.
(t)    “Investor File” means a file pertaining to each Borrower Payment Dependent Note containing, among other things, (i) information relating to ownership of such Borrower Payment Dependent Note, (ii) all payment information relating to such Borrower Payment Dependent Note, (iii) contact information for the owner of such Borrower Payment Dependent Note and (iv) other documents relating to such Borrower Payment Dependent Note that Servicer shall keep in such file, in accordance with its customary procedures.
(u)    “Loan” means any loan purchased by PFL from Bank for which PFL has issued Borrower Payment Dependent Notes through the Retail Platform.
(v)    “Loan Document” means any promissory note or other document executed by an Obligor to evidence the indebtedness of each Obligor under a Loan and setting forth the terms of such indebtedness; it being understood and agreed that each such document is created and stored in electronic form only and, therefore, that no single original of any such document exists.

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(w)    “Loan Files” means a file pertaining to each Loan containing, among other things, electronic copies of each of the following documents (i) the related fully-executed Loan Documents, (ii) all original assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Loan, and loan documents evidencing any assumption, consolidation, extension, modification or waiver of such Loan, (iii) documentation evidencing any forbearance plan or deferment plan relating to such Loan and (iv) other documents relating to such Loan or the related Obligor that Servicer shall keep in such file, in accordance with its customary procedures.
(x)    “Loan Trailing Fee” has the meaning assigned thereto in Exhibit B hereof.
(y)    “Losses” has the meaning assigned thereto in Section 12(a) hereof.
(z)    “Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of such Person and its Affiliates, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement.
(aa)    “Monthly Master File” has the meaning assigned thereto in Section 4(c) hereof.
(bb)    “Monthly Report” has the meaning assigned thereto in Section 4(c) hereof.
(cc)    “Obligor” means, with respect to a Loan, each borrower, guarantor or other Person obligated to make payments thereon pursuant to the related Loan Documents.
(dd)    “Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business trust, partnership or other organization or entity (whether governmental or private).
(ee)    “Privacy Requirements” has the meaning assigned thereto in Section 16(b) hereof.
(ff)    “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
(gg)    “Representatives” has the meaning assigned thereto in Section 16(a) hereof.
(hh)    “Retail Platform” means the online credit platform owned and operated by PFL, and any of its related systems and data for the purchase of Borrower Payment Dependent Notes by retail investors.
(ii)    “Serviced Assets” means the Loans and/or Borrower Payment Dependent Notes serviced by Servicer pursuant ot the Indenture.
(jj)    “Servicer” has the meaning assigned thereto in the preamble to this Agreement.
(kk)    “SPE” has the meaning assigned thereto in the recitals to this Agreement.
(ll)    “Successor Servicer” has the meaning assigned thereto in the recitals to this Agreement.

CONFIDENTIAL TREATMENT
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(mm)    “Successor Servicing Agreement” has the meaning assigned thereto in the recitals to this Agreement.
(nn)    “Successor Servicing Fee” has the meaning assigned thereto in Exhibit B hereto.
2.    Loans Covered by this Agreement. As of the date hereof, this Agreement applies to any and all Loans serviced by Servicer from time to time.
3.    Appointment.
(a)    The parties hereto hereby agree that any time during the period beginning on the date hereof and ending on the date on which this Agreement is terminated pursuant to Section 14 hereof (such period, the “Appointment Period”), Indenture Trustee may appoint Backup Servicer to act as Successor Servicer under the Successor Servicing Agreement with respect to the Serviced Assets, upon written notice to Backup Servicer in the event of an Event of Default (as defined in the Indenture). Within thirty (30) days of receipt of notice (the “Appointment Effective Date”) that Indenture Trustee has appointed Backup Servicer as Successor Servicer, Backup Servicer shall execute and deliver to Indenture Trustee the Successor Servicing Agreement in substantially the form attached as Exhibit D hereto and shall assume, within such thirty (30) days period, all duties and rights of the servicer under the Successor Servicing Agreement, without any further action by Servicer, and Servicer shall use reasonable efforts to ensure the prompt and smooth transition and transfer to Backup Servicer of the Serviced Assets and all related Loan Files and other records maintained as Servicer with respect to Serviced Assets. Upon the Appointment Effective Date, Servicer hereby assigns to Backup Servicer, in its capacity as Successor Servicer, any effective authorization received by Servicer from any and all Obligors with respect to the Loans to initiate electronic debt entries to the designated checking or savings account of such Obligors. If requested by Indenture Trustee, Backup Servicer shall promptly deliver at such time such written instruments of acceptance of appointment as Successor Servicer under the Successor Servicing Agreement as Indenture Trustee may require. Notwithstanding anything to the contrary in this Agreement, Backup Servicer shall not be obliged to complete the transfer of servicing and perform the duties as Successor Servicer to the extent Servicer fails to perform its obligations under Sections 4(b), (c), (f) and (g).
(b)    Backup Servicer hereby agrees that in the event that Backup Servicer becomes Successor Servicer during the Appointment Period, (i) Backup Servicer shall be ready, willing and able to assume, and shall assume, Servicer’s responsibilities for servicing the Serviced Assets as set forth in the Successor Servicing Agreement, (ii) Backup Servicer shall be entitled to the Successor Servicing Fees (subject to the proviso set forth in Section 8) upon the appointment of Backup Servicer as Successor Servicer with respect to such Serviced Assets, and (iii) all fees set forth herein (other than the Successor Servicing Fees) shall no longer be payable to Backup Servicer. Backup Servicer shall maintain one bank account which it will use for all ACH payments from Loans, unless otherwise agreed to by Backup Servicer and Indenture Trustee.
1.    Duties of Backup Servicer.
(a)    In furtherance of its undertaking in Section 3 above, from and after the date hereof until the Appointment Effective Date, Backup Servicer agrees to perform the backup servicing and

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verification functions as set forth in this Section 4 with respect to the Loans. On and after the Appointment Effective Date, Backup Servicer shall serve as Servicer under the Successor Servicing Agreement with respect to the Serviced Assets.
(b)    Servicer shall provide to Backup Servicer nightly information that shall include, at a minimum, (i) the status of each Loan and its current position; (ii) all transaction information posted to each Loans; (iii) payments on each Loan that have been scheduled for a future date; and (iv) current information regarding ownership of each Loan, payment processing information, including, without limitation, all information and authorizations necessary to pull payments by ACH, and borrower and lender contact information with respect to each Loan (the “Backup Servicing Information”). Servicer shall provide the Backup Servicing Information via Backup Servicer’s secure FTP site or through such other means as shall be agreed to by Servicer and Backup Servicer. In the event that any Backup Servicing Information has not been received by Backup Servicer within a period of time to be mutually agreed upon, Backup Servicer shall notify Servicer of such occurrence within twenty-four (24) hours thereafter in order for Servicer to attempt to resend such Backup Servicing Information; provided, that to the extent Backup Servicer has not provided notice thereof within six (6) hours of the agreed upon period, Servicer’s failure to provide the information set forth in this clause (b) for the related night shall not constitute a breach of this Agreement.
(c)    On or before [***] (Pacific time) on the [***] Business Day of each month, Servicer shall transfer to Backup Servicer (i) a detailed master file in electronic format or another format acceptable to Backup Servicer (the “Monthly Master File”) for the Loans as of the last day of the preceding calendar month, and (ii) a report and a schedule of Loans (the “Monthly Report”), and Backup Servicer shall maintain and store such Monthly Master File and Monthly Report on a secure FTP site.
(d)    Within five (5) Business Days of receipt of the Monthly Master File, Backup Servicer shall load the information from the Monthly Master File into Backup Servicer’s data system and Backup Servicer shall verify, by notice to Servicer, the information set forth on Exhibit A hereto, to the extent such information is contained in the Monthly Master File. The verification shall compare the information on the Monthly Report to the information produced on Backup Servicer’s data system using the Monthly Master File.
(e)    Within fifteen (15) Business Days of receipt of the Monthly Master File, Backup Servicer shall deliver to Servicer and Indenture Trustee a certificate (i) stating that the Monthly Master File has been received, is in an acceptable format, and Backup Servicer is able to begin servicing of any or all of the Loans within thirty (30) days of receipt of the Monthly Master File, and (ii) certifying that it has confirmed the accuracy of the information specified in Exhibit A hereto contained in the Monthly Report related to the Monthly Master File or describing any discrepancies discovered in the information specified in Exhibit A hereto contained in the Monthly Report related to the Monthly Master File.
(f)    In the event Backup Servicer reports a discrepancy between the information set forth in the Monthly Master File and the related Monthly Report as determined or calculated by Servicer from that determined or calculated by Backup Servicer, Servicer and Backup Servicer shall use good faith efforts to promptly reconcile such discrepancy.

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(g)    Servicer shall maintain the Investor File on a secure site. Servicer shall provide Backup Servicer access to the Investor File immediately upon notice from Indenture Trustee that Indenture Trustee has appointed Backup Servicer as Successor Servicer. Backup Servicer shall have no duties with respect to the Borrower Payment Dependent Notes prior to the Appointment Efective Date.
(h)    Servicer agrees to provide Backup Servicer with any information with respect to the Serviced Assets that it may reasonably request and that may be reasonably necessary for the performance of its services hereunder.
(i)    Except as provided herein, (i) Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of Servicer and shall have no liability for any action taken or omitted by Servicer, and (ii) Servicer shall have no obligation to supervise, verify, monitor or administer the performance of Backup Servicer and shall have no liability for any action taken or omitted by Backup Servicer. In performing its duties hereunder, Backup Servicer shall have full power and authority to do or cause to be done any and all things in connection with its duties hereunder which it may deem necessary or desirable within the terms of this Agreement.
(j)    Standard of Care. Backup Servicer shall use a standard of care and diligence reasonable in the consumer loan servicing industry in providing the services called for under this Agreement and will act in compliance with all Applicable Laws.
2.    Annual Testing. Not less than once per calendar year (or more frequently as mutually agreed upon by Servicer and Backup Servicer), Servicer and Backup Servicer shall conduct a test (each, an “Annual Test”) of Backup Servicer’s ability to assume and perform its obligations as Successor Servicer and service the Serviced Assets. Each Annual Test will consist of (i) a temporary test transfer of Obligor loan documentation for a sample of fifty (50) Loans by Servicer to Backup Servicer, (ii) a demonstration by Backup Servicer of Backup Servicer’s ability to to successfully load such sample of Loans onto its systems and (iii) any other tests reasonably requested by Servicer. Client and Backup Servicer shall reasonably agree on the date of each Annual Test no fewer than sixty (60) days prior to such Annual Test. The parties hereto shall cooperate in good faith to ensure that each Annual Test is conducted in a reasonable, efficient and timely manner. Backup Servicer shall document and immediately notify Servicer of any issues that Backup Servicer discovers in connection with any such Annual Test, and Backup Servicer shall remedy such issues to the reasonable satisfaction of Servicer as soon as reasonably practicable.
3.    Cooperation in Financings. In connection with any financing of Loans, Backup Servicer shall, to the extent reasonably practicable and at Servicer’s sole expense, cooperate with Servicer to provide any information reasonably requested by Servicer for inclusion in a prospectus, private placement memorandum or other offering materials, and shall provide certifications to any underwriters, placement agents or purchasers of Servicer’s debt as to the accuracy of such information in all material respects, and as to such other matters in connection therewith as Servicer may reasonably request. If any transaction or agreement (including the purchase or sale of a Loan or any interest in a Loan) between or among Servicer and any other entity causes Backup Servicer to incur any reasonable and documented out-of-pocket fees, costs or expenses, including but not limited to reasonable and documented out-of-pocket attorney’s fees and fees for information technology support services, Servicer agrees to reimburse Backup Servicer for all such fees, costs and expenses promptly upon written demand by Backup Servicer.

CONFIDENTIAL TREATMENT
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4.    Backup Servicer’s Fees. In connection with this Agreement, Servicer shall pay Backup Servicer the Backup Servicing Fees.
5.    Successor Servicer’s Fees. In connection with this Agreement, Indenture Trustee shall pay Successor Servicer the Successor Servicing Fees; provided, that to the extent applicable, Successor Servicer shall pay any Loan Trailing Fee received by Successor Servicer (i) to the extent PFL is a going concern at the time of receipt of such Loan Trailing Fee, to Servicer, and (ii) otherwise, to Bank, in each case, within five (5) Business Days of receipt thereof.
6.    Consultation Requirements; Joinders. Servicer shall consult fully with Backup Servicer as may be necessary from time to time for Backup Servicer to perform or carry out its obligations hereunder. In addition to the existing agreements set forth in Schedule 1, Prosper shall use reasonable best efforts to enter into any and all joinders to agreements between Prosper and its collection agents necessary for Backup Servicer to assume the rights and obligations of Prosper as servicer under such agreements on the Appointment Effective Date; provided, however, that Prosper shall not provide joinders to agreements with Prosper’s collection agents to any other backup servicer of Prosper loans.
7.    Access to Records. Backup Servicer shall, upon reasonable notice and at reasonable times during normal business hours, permit Servicer and its employees, accountants and counsel to (i) examine, inspect and make copies of and abstracts from books, records, documents and other information concerning the conduct and performance of Backup Servicer of its obligations hereunder or in the possession or under the control of Backup Servicer relating to the Loans, (ii) visit and inspect any of the offices and properties of Backup Servicer, for the purpose of examining, making copies of or abstracts from such materials described in clause (i) above, and (iii) discuss matters relating to Backup Servicer’s performance hereunder with its and their officers, directors, employees and independent public accountants. In addition, Backup Servicer shall (x) as soon as reasonably practicable, furnish documentation reasonably requested by Prosper’s loan investors and (y) reasonably cooperate with Prosper and its servicing vendors, including, without limitation, its call centers and collection agencies, in connection with the testing of servicing capability; provided, however, that such cooperation shall not materially increase Backup Servicer’s costs to perform its obligations under this Agreement.
8.    Representations and Warranties. Backup Servicer hereby makes the following representations, warranties and covenants as of the date hereof:
(a)    Organization and Good Standing. It (i) is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) has the power and all licenses, permits and authorizations necessary to own its assets and to transact the business in which it is presently engaged and (iii) has all power and authority, and all licenses, permits and authorizations required to execute and deliver this Agreement and to perform the services hereunder.

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(b)    Due Qualification. It is duly qualified to do business and, where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirements), except where the failure to so qualify or obtain such approvals would not have a Material Adverse Effect.
(c)    Due Authorization. It has duly authorized, by all necessary action on its part, the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.
(d)    No Conflict. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound.
(e)    No Violation. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and its fulfillment of the terms hereof applicable to it, will not conflict with or violate any Applicable Law or any order or decree of any Governmental Authority or the governing documents of Backup Servicer or any mortgage, indenture, contract or other agreement to which Backup Servicer is a party or by which Backup Servicer or any of its property or assets may be bound.
(f)    No Proceedings. There are no proceedings pending or, to the best of its knowledge, threatened or investigations pending or threatened against it before or by any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) which, if with the passage of time could individually or in the aggregate reasonably be expected to be material to the ongoing operation of Backup Servicer or its business or the performance of its obligations hereunder or otherwise have a Material Adverse Effect.
(g)    All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by it in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it have been duly obtained or effected and are in full force and effect.

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(h)    Enforceability. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).
9.    Indemnity.
(a)    Servicer agrees to defend, indemnify and hold Backup Servicer and any officers, managers, members, employees or agents of Backup Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees, and expenses (collectively, “Losses”) that Backup Servicer may sustain under this Agreement in connection with claims asserted at any time by third parties against Backup Servicer which result from any act taken or any omission by Backup Servicer acting in good faith or Backup Servicer’s performance (or lack of performance) under this Agreement, unless such Losses are the result of (i) the breach of this Agreement by Backup Servicer, (ii) Backup Servicer’s failure to comply with requirements of Applicable Laws, in performing its duties as Backup Servicer hereunder, (iii) the gross negligence, bad faith or willful misconduct of Backup Servicer or (iv) any failure of the representations and warranties made by Backup Servicer hereunder or thereunder or in connection herewith to be true and correct in all material respects when made.
(b)    Backup Servicer agrees to indemnify and hold Servicer, Indenture Trustee and their respective officers, managers, members, beneficial ownership interest owners, employees or agents (“Indemnified Parties”) harmless against any and all Losses sustained by any Indemnified Party in connection with claims asserted at any time by third parties against such Indemnified Party which result from the breach by Backup Servicer or its agents or subcontractors of its covenants or other agreements, representations or warranties set forth in this Agreement, unless such Losses are the result of (i) the breach of this Agreement by such Indemnified Party, (ii) such Indemnified Party’s failure to comply with requirements of Applicable Laws, in performing its duties hereunder or (iii) the gross negligence, bad faith or willful misconduct of such Indemnified Party.
(c)    The indemnities in this Section 12 shall survive the termination of this Agreement or the removal or resignation of Backup Servicer.
10.    Limitation of Liability.
(a)    In conjunction with Backup Servicer’s obligations hereunder, Backup Servicer is authorized to accept and rely on all the accounting, records and work of Servicer, and Backup Servicer shall have no duty, responsibility, obligation or liability for the acts or omissions of Indenture Trustee or Servicer. The degree of examination of such accounting, records and work which Backup Servicer deems necessary to complete any conversion and portfolio transfer in connection with Backup Servicer becoming a Successor Servicer shall not be construed as a representation by Backup Servicer of the accuracy of such accounting, records and work.

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(b)    Neither Backup Servicer nor any of its members, managers, officers, employees or agents will be under any liability to Servicer or any other Person for any action taken or for refraining from the taking of any action in the capacity as Backup Servicer under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of (i) the negligence or willful misconduct of Backup Servicer, (ii) Backup Servicer’s failure to comply with requirements of Applicable Laws, in performing its duties as Backup Servicer hereunder, (iii) the breach of this Agreement by Backup Servicer, (iv) any failure of the representations and warranties made by Backup Servicer hereunder or in connection herewith to be true and correct in all material respects when made or (v) any obligation of Backup Servicer under Section 12(b) hereof. Backup Servicer and any of its members, managers, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. Backup Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities hereunder and that in its reasonable opinion may involve it in any expense or liability.
(c)    Backup Servicer will have no responsibility and will not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from Backup Servicer acting in accordance with information prepared or supplied by any Person other than Backup Servicer or the failure of any such other Person to prepare or provide such information. In the event Backup Servicer becomes aware of errors, which in the opinion of Backup Servicer, impairs its ability to perform its services hereunder, Backup Servicer shall immediately notify Servicer of such errors. Backup Servicer will have no responsibility, will not be in default and will incur no liability for (i) any act or failure to act of any third party, including Indenture Trustee or Servicer, (ii) any inaccuracy or omission in a notice or communication received by Backup Servicer from any third party or (iii) the acts or omissions of any successor Backup Servicer. Except for the obligations undertaken by Backup Servicer in this Agreement, Backup Servicer will have no obligation to take any action, or to perform any of the duties of Servicer, under any other documents until such time as Backup Servicer has become a Successor Servicer.
(d)    Backup Servicer offers no representations concerning, and shall have no liability hereunder with respect to, the collectability or enforceability of the Serviced Assets. Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from Backup Servicer acting in accordance with Applicable Laws, regulations or rules or from acts of God, war or terrorism, insurrection, strikes, stoppages of labor, power or equipment failure or malfunction (including that of any common carrier or transmission line), loss or malfunction of communications or computer (hardware or software) services, emergency conditions, tornado, flood, fire, earthquake or similar event, adverse weather conditions or any other factor, medium, instrumentality or any cause or circumstances, directly or indirectly, beyond Backup Servicer’s control or for information prepared or supplied by a Person other than Backup Servicer as contemplated hereunder or the failure of any such Person to prepare or provide such information.

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(e)    THERE ARE NO IMPLIED WARRANTIES MADE BY ANY PARTY HERETO, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, INCIDENTAL OR SPECIAL DAMAGES (EXCEPT TO THE EXTENT SUCH DAMAGES ARE AWARDED TO A THIRD PARTY IN AN ACTION FOR WHICH A PARTY HERETO HAS AN INDEMNIFICATION OBLIGATION), INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF CURRENCY, FUNDS, DATA, PROFITS OR GOODWILL, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.
11.    Termination.
(a)    This Agreement may be terminated by Servicer (i) following ninety (90) days’ notice by Servicer to Backup Servicer or (ii) immediately upon the occurrence of any of the following conditions:
(1)    an Insolvency Event with respect to Backup Servicer; or
(2)    any gross negligence or willful misconduct of Backup Servicer.
(b)    This Agreement may be terminated immediately by either Servicer or Backup Servicer to the extent Backup Servicer or Servicer, respectively, commits a material breach of this Agreement which has not been cured within thirty (30) days of the terminating party’s written notice of said breach to the non-terminating party. After a termination by Servicer, Backup Servicer shall continue to perform all backup servicing and verification functions under this Agreement until the date specified in a termination notice or, if no such date is specified in such termination notice, until a date mutually agreed upon by Backup Servicer and Servicer.
(c)    Backup Servicer may terminate this Agreement if it does not receive any payment required to be made to it under the terms of this Agreement, which failure continues unremedied for a period of thirty (30) days after written notice of such failure shall have been given to Servicer.
(d)    This Agreement will be automatically and immediately terminated if Backup Servicer becomes Successor Servicer pursuant to Section 3 hereof.

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12.    Backup Servicer Not to Resign. Except as set forth in Section 14, Backup Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual written consent of Backup Servicer and Servicer or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by Backup Servicer without any unreasonable costs or expenses. Any such determination permitting the resignation of Backup Servicer must be in the reasonable determination of Backup Servicer and must be accompanied by a certificate of an authorized officer of Backup Servicer reasonably acceptable to Servicer certifying as to the basis of such impermissibility under Applicable Law.
13.    Confidential Information.
(a)    Backup Servicer will preserve the confidentiality of any non-public information obtained by it in connection with its performance of its responsibilities hereunder (“Confidential Information”); provided, however, that nothing herein shall prevent Backup Servicer from disclosing such information to (i) Backup Servicer’s managers, officers, members, employees, affiliates, agents, subservicers and professional consultants (collectively, “Representatives”) in connection with Backup Servicer’s obligations under this Agreement; provided, that Backup Servicer is liable for the acts or omissions of Representatives in breach of this Agreement, (ii) any federal or state regulatory agency having jurisdiction over Backup Servicer, (iii) any federal or state regulatory agency or Governmental Authority to which such disclosure is required (A) to effect compliance with any law, rule, regulation or order applicable to Backup Servicer, (B) in response to any subpoena or legal process, (C) in connection with any litigation or adversary proceedings to which Backup Servicer or any other party hereto is a party, or (D) as required to execute and administer this Agreement or (iv) to the extent such information becomes public through no act or fault of Backup Servicer. In the case of any disclosure permitted by clause (ii) or (iii) above, Backup Servicer shall use commercially reasonable efforts to (x) provide Servicer with advance notice of any such disclosure and (y) cooperate with Servicer in limiting the extent or effect of any such disclosure.
(b)    Backup Servicer understands and agrees that any Non-Public Personal Information (within the meaning ascribed to such term under the FTC’s Rule regarding Privacy of Consumer Financial Information (16 CFR Part 313)) of any Obligor (including any co-signor or guarantor) of the payment obligation for any Loan (“Customer NPPI”) is subject to Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., the FTC’s Rule regarding the Privacy of Consumer Financial Information, 16 CFR Part 313, the FTC’s Standards for Safeguarding Customer Information, 16 CFR Part 314, and other applicable state and federal laws regarding the privacy or security of Customer NPPI (collectively, the “Privacy Requirements”). Backup Servicer agrees that it shall comply with the Privacy Requirements and will promptly notify the other parties hereto of any breach of the Privacy Requirements or the provisions of this Section 16. Without limiting the generality of the foregoing, Backup Servicer shall implement and maintain (i) access controls on information systems; (ii) access restrictions at physical locations containing Customer NPPI; (iii) encryption of electronic communications of Customer NPPI, secure connections for website access and with respect to other transmissions by Backup Servicer of Customer NPPI; (iv) monitoring systems and procedures to detect attempts to access servers on which Customer NPPI resides; (v) measures to protect against destruction, loss or damage of Customer NPPI due to potential environmental hazards such as fire and water damage or technological failures; (vi) testing of key

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controls, systems and procedures; and (vii) monitoring the information security policies of any of its subcontractors that are provided with Customer NPPI.
(c)    If Backup Servicer learns or has reason to believe that Servicer’s Confidential Information has been disclosed or accessed by an unauthorized party (each, a “Security Event”), Backup Servicer will immediately give notice of such event to Servicer to the extent permitted by law or law enforcement authorities. In such notification, Backup Servicer will report on the nature of the incident, the estimated impact on Servicer and investigative action taken or planned. Notwithstanding anything in this provision, Backup Servicer will also comply fully with all Applicable Law applicable to security breaches. Except as may be required by Applicable Law or law enforcement authorities, to the extent the breach involves Customer NPPI, Backup Servicer will not notify any of Servicer’s customers or potential customers of such Security Event without Servicer’s express consent or upon Servicer’s specific instruction. Backup Servicer will be responsible for the costs of any required notifications.
(d)    Within fifteen (15) calendar days after termination of this Agreement, Backup Servicer shall return to Servicer or destroy (and certify as to the destruction thereof, without retaining any copies) all originals and duplicates of any Confidential Information, in any form or medium; provided, however, that Backup Servicer shall be allowed to retain backup copies of the Confidential Information consistent with its established document retention policies.
(e)    Backup Servicer shall make no use of Customer NPPI or other Confidential Information other than to fulfill its obligations hereunder.
(f)    This Section 16 shall survive the termination of this Agreement or the removal or resignation of Backup Servicer.
14.    Backup Servicer Security Commitment. Backup Servicer shall at its own expense on an annual basis have an SSAE 16, type II audit performed and Backup Servicer shall provide Servicer with the results of such audit.
15.    Insurance. Backup Servicer at its sole expense agrees to maintain the following insurance coverage during the Term:
(a)    All insurance required by federal, state or local law and statute, including worker’s compensation insurance;
(b)    Employer’s general liability insurance of $2,000,000 per claim and in the aggregate; and
(c)    Errors & Omissions insurance of $2,000,000 per claim and in the aggregate.
16.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties hereto agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

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17.    Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WITHOUT REGARD TO ITS CONFLICTS OF LAWS.
18.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.
19.    Waiver. No waiver, amendment, modification or termination of any provision of this Agreement shall be effective without the written concurrence of each party hereto, and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
20.    Notices. All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail. Unless otherwise specified in a notice sent in accordance with the provisions of this Section 23, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses listed on the signature page to this Agreement.
21.    Further Assurances. Each of Servicer and Backup Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties hereto in order to effect more fully the purposes of this Agreement.
22.    Third Party Beneficiary. Each Indemnified Party is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.
23.    Assignment; Successors and Assigns. Neither Servicer nor Backup Servicer shall have the right to assign, in whole or in part, this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. It is specifically understood and agreed that (i) any subcontracting of any functions by Backup Servicer shall not alter in any way any of Backup Servicer’s obligations or liabilities, or the rights of Servicer, under this Agreement and (ii) in the event Backup Servicer subcontracts obligations in accordance with this Section 26, Servicer shall not be required to (but may at its option) deal directly with any such subcontractor in pursuing or enforcing any right or remedy of Servicer under this Agreement. Notwithstanding the first sentence of this Section 26, Servicer may (i) assign any or all of its rights and obligations under this Agreement to any parent, subsidiary or affiliate of Servicer without Backup Servicer’s consent, and the assignor and the assignee under such assignment shall both remain liable under this Agreement, or (ii) assign this Agreement, to a lender, trustee or collateral agent to secure a financing of those Serviced Assets, provided that Servicer shall remain liable under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
24.    Integration. This Agreement, including, without limitation, any Exhibits referred to herein and annexed hereto, constitute the entire agreement between the parties hereto with respect to the subject matter

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hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings between the parties hereto other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertakings between the parties hereto, whether written or oral, with respect to the subject matter contained in this Agreement.
25.    No Petition. To the fullest extent permitted by law, each of Backup Servicer and Servicer agrees that it shall not file, commence, join, or acquiesce in a petition or a proceeding that causes (a) the other party to be a debtor under any Debtor Relief Law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the other party or any substantial part of any of its property.
[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first written above.

BACKUP SERVICER:

FIRST ASSOCIATES LOAN SERVICING, LLC

By:	_________________________
Name:	________________________
Title:	________________________

Address:
15373 Innovation Drive, Suite 300
San Diego, CA 92128
Attention: Laurence Chiavaro
Executive Vice President

[SIGNATURE PAGE TO FIRST ASSOCIATES BACKUP SERVICING AGREEMENT (NOTE CHANNEL)]

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SERVICER:

PROSPER FUNDING LLC

By:	________________________
Name:	David Kimball
Title:	Chief Executive Officer

Address:
c/o Prosper Marketplace, Inc. 221 Main Street, Suite 300
San Francisco, CA 94105
Attention: General Counsel

[SIGNATURE PAGE TO FIRST ASSOCIATES BACKUP SERVICING AGREEMENT (NOTE CHANNEL)]

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Schedule 1
Collection Agent Agreements

1.	Letter, dated as of May 31, 2016, by Prosper Marketplace, Inc. and accepted by I.C. System, Inc.

2.	Letter, dated as of May 17, 2016, by Prosper Marketplace, Inc. and accepted by Tritium Research, Inc.

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Exhibit A
Information to be Confirmed by Backup Servicer

1.	The number and aggregate outstanding balance of Loans at the beginning of the collection period

2.	The number and principal balance of delinquent and defaulted Loans at the close of the collection period

3.	The number and aggregate outstanding balance of Loans at the close of the collection period

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Exhibit B
Successor Servicing Fee
For any servicing period, a servicing fee for [***] equal to the product of (a) [***]%, (b) [***] and (c) a fraction, the numerator of which is the number of calendar days during such servicing period and the denominator of which is 365.
With respect to [***], a loan trailing fee (the “Loan Trailing Fee”) equal to the product of (a) [***]%, (b) [***] and (c) a fraction, the numerator of which is the number of calendar days in the month to which such payment relates and the denominator of which is the number of calendar days in the year that includes such month.

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Exhibit C
Backup Servicing Fee
(a)    The backup servicing fee (the “Backup Servicing Fee”) to be billed to Servicer by Backup Servicer monthly in advance shall be equal to [***] for such month. Such Backup Servicing Fee shall no longer accrue in the event Backup Servicer becomes Successor Servicer with respect to the Serviced Assets.
Legal and any due diligence requested by Servicer are additional, and legal fees incurred by Backup Servicer in connection with entering into this Agreement.
(b)    Consulting time provided by Backup Servicer to Servicer will be billed at $[***] per hour per person, or at the applicable rates of Backup Servicer as of such date, for reasonable time expended at the request of (and with the approval of), or the initiation of, Servicer. Servicer agrees to pay such reasonable fees within thirty (30) days of receipt of an invoice from Backup Servicer.
(c)    Reasonable and documented out-of-pocket expenses incurred by Backup Servicer in its performance of its duties hereunder, including, but not limited to, expenses incurred for travel for site visits, due diligence, and transfer of servicing, in each case, to the extent approved by Servicer in advance.
(d)    The fees and expenses set forth herein are stated in U.S. Dollars, and all invoicing and payments hereunder shall also be in U.S. Dollars. Billing is in advance and the Servicer shall pay outstanding invoices within thirty (30) days after receipt of an invoice for the same or incur interest charges of 1.5% per month on any outstanding balance or the maximum allowable by law, whichever is less. All such payments will be made with reference to “FACRN5844”.

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Exhibit D
Successor Servicing Agreement

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SUCCESSOR LOAN SERVICING AGREEMENT

DATED AS OF ___________, 20__

BETWEEN

FIRST ASSOCIATES LOAN SERVICING, LLC,

AS SERVICER,

AND

[NAME OF INDENTURE TRUSTEE],
AS INDENTURE TRUSTEE
(UNSECURED CONSUMER LOANS)

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This SUCCESSOR LOAN SERVICING AGREEMENT, dated as of ___________, 20__ (the “Effective Date”), is made by and between First Associates Loan Servicing, LLC, a Delaware limited liability company, as successor servicer (together with its successors and permitted assigns, “Servicer”), and [name of indenture trustee], a [state of formation and form of entity] (together with its successors and permitted assigns, “Indenture Trustee”).
RECITALS
WHEREAS, Servicer, Prosper Funding LLC, a Delaware limited liability company (“PFL”), and Prosper Marketplace, Inc., a Delaware corporation, entered into a Backup Servicing Agreement, dated as of December __, 2016 (the “Backup Servicing Agreement”);
WHEREAS, from time to time, PFL purchases, without recourse, unsecured consumer loans and/or related participations (“Loans”) from WebBank, a Utah chartered industrial bank, and/or any other bank origination partner of Prosper (collectively, “Bank”);
WHEREAS, PFL has issued Borrower Payment Dependent Notes that are entirely dependent for payment on payments received on the corresponding Loan;
WHEREAS, Indenture Trustee is indenture trustee under that certain Amended and Restated Borrower Payment Dependent Notes Indenture, dated as of January 22, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between PFL and Wells Fargo Bank, National Association;
WHEREAS, Indenture Trustee has elected to appoint Servicer as, and Servicer has agreed to become, Successor Servicer (as defined in the Backup Servicing Agreement) to service the Loans and the Borrower Payment Dependent Notes, and Servicer and Indenture Trustee desire to set forth the terms and conditions under which Servicer will service such Loans and Borrower Payment Dependent Notes.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, Servicer and Indenture Trustee hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01.    Definitions. The following terms are defined as follows:
“Accepted Servicing Practices” means, with respect to each Loan, the loan servicing practices and procedures set forth on Exhibit B, together with any amendments or other modifications thereto made by Servicer from time to time.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. As used in this definition of Affiliate, the term “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through ownership of such Person's voting securities, by contract or otherwise, and the terms “affiliated”, “controlling” and “controlled” have correlative meanings.
“Agreement” means this Successor Loan Servicing Agreement, including all exhibits and schedules attached hereto or delivered in connection herewith, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 1

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“Ancillary Fees” means any insufficient fund charges and other administrative fees, including, without limitation, extension processing fees, NSF fees, payment processing fees and other similar fees imposed in relation to servicing activities in the amounts consistent with Applicable Law, the Loan Documents and this Agreement, but in all event not including or duplicative of (i) Servicing Fees, (ii) Loan Trailing Fees, (iii) origination fees, (iv) payments of principal and interest, (v) payments of default interest or late payment fee or (vi) Collection Fees. Servicer shall be entitled to receive all Ancillary Fees collected on the Loans, which amounts will be paid over to Servicer from proceeds of the related Loans.
“Applicable Laws” means all federal, state and local laws, statutes, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to Servicer’s servicing any Loan or Borrower Payment Dependent Note, and all requirements of any Regulatory Authority having jurisdiction over Servicer, as any such laws, statutes, regulations, orders or requirements may be amended and in effect from time to time during the term of this Agreement.
“Bankruptcy Loan” means any Charged Off Loan for which voluntary proceedings under Chapter 13 of the Bankruptcy Code have been commenced by the applicable Borrower.
“Borrower” means, with respect to any Loan, each of the borrower of such Loan and each other obligor (including any co-signor or guarantor) of the payment obligation for such Loan.
“Borrower Payment Dependent Notes” means the borrower payment dependent notes issued and sold by PFL through its Retail Platform.
“Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) any day that is a legal holiday under the laws of the State of California or the State of Utah, or (iv) any day on which a bank located in the State of California or the State of Utah is authorized or permitted to close for business.
“Charged Off Loan” means any Loan (i) that has been due for at least 120 consecutive days or (ii) that Servicer otherwise deems uncollectible, in accordance with the Servicing Standard.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Agent” means any Person to whom Servicer transfers servicing and collection activities for a Delinquent Loan or Charged Off Loan; provided, that such Person is included in the list of collection agents attached hereto as Schedule 1, which Schedule may be amended, restated, amended and restated, supplemented or otherwise modified by Servicer from time to time upon written notice to Indenture Trustee.
“Collection Fees” means any fees or charges payable to a Collection Agent in connection with its servicing or collection efforts with respect to any Delinquent Loan or Charged Off Loan.
“Confidential Information” means:
(i)    information regarding Discloser’s customers, capital structure, financial condition and results of operations, financial and risk models, projections, loss and return estimates, compliance and risk management systems, loan pricing, customer fees and charges, vendor pricing, organizational structure, employee compensation and benefits, stock and other deferred compensation plans, employee and stockholder agreements, as well as non-public information regarding pending or threatened litigation or regulatory matters involving Discloser;
(ii)    information regarding Discloser’s inventions, discoveries, developments, improvements, processes, systems, methods, devices, patents, patent applications, trademarks, intellectual property, know-how, trade secrets, instruments, materials, products, programs,

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 2

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techniques, designs, research/development activities and plans, data, specifications, computer programs/code (object or source), costs of production, promotional methods, marketing plans/strategies, clinical plans, business opportunities, vendors, and customer lists;
(iii)    with respect to Indenture Trustee, as Discloser, any Customer NPPI;
(iv)    this Agreement and any other documents, instruments or agreements entered into or delivered in connection herewith or therewith;
(v)    information: (A) that is marked “Confidential”, “Proprietary” or in some similar way; (B) that Discloser identifies as Confidential Information when disclosed or within a reasonable time afterwards; or (C) that Recipient knows or should know to be confidential or proprietary to Discloser; and
(vi)     any third party information with respect to which Discloser is subject to restrictions on disclosure or use based on the confidential nature of such information; provided, however, that “Confidential Information” does not include any information:
(A)    that was publicly known or made generally available to the public prior to its disclosure hereunder;
(B)    that becomes publicly known or is made generally available to the public following its disclosure hereunder through no wrongful act or omission of Recipient or anyone to whom Recipient has disclosed such information;
(C)    that Recipient rightfully possessed without any duty of confidentiality prior to its disclosure hereunder;
(D)    that was independently developed by Recipient without use of or reference to any information received by or on behalf of Recipient hereunder; or
(E)    that Recipient rightfully obtained from a third party, where such third party was not subject to any restrictions on disclosure with respect to such information.
“Customer NPPI” means any Non-Public Personal Information of any actual or potential Borrower or other customer of Servicer.
“Debtor Relief Laws” means any of: (i) the United States Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.
“Delinquent Loan” means a Loan that is more than 15 days past due.
“Deposit Account” means an account specified by Indenture Trustee which is owned by Indenture Trustee or maintained for the benefit of Indenture Trustee.
“Discloser” has the meaning set forth in Section 6.01.
“Due Date” means the day of the calendar month on which the Monthly Payment is due on a Loan, exclusive of any grace period.

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 3

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“Extraordinary Servicing Activities” means activities relating to the realization of Proceeds, the enforcement of the obligations of Borrowers or the defense of the rights of the owners of Loans that are (i) not identified as Accepted Servicing Practices and (ii) are (A) outside of the scope of servicing activities undertaken by Servicer or its Affiliates in the ordinary course of servicing consumer loans for its or their own account or for the account of their respective customers, clients, assigns and transferees, or (B) are reasonably likely to create or result in Materially Increased Liabilities, including the appearance in, initiation of or prosecution or defense of legal actions, arbitral proceedings, bankruptcy proceedings or similar adversarial proceedings, or the preparation of or response to pleadings, filings, motions, discovery requests, subpoenas or other similar activities ancillary thereto.
“FATCA Provisions” means Sections 1471 through 1474 of the Internal Revenue Code.
“FBO Collection Account” means a deposit account segregated from Servicer’s or its Affiliates’ own funds and general assets maintained by Servicer at Wells Fargo Bank, National Association for the benefit of Indenture Trustee and other purchasers of loans from PFL, or such other additional or replacement account or accounts segregated from Servicer’s or its Affiliates’ own funds and general assets as may from time to time be maintained by Servicer for the benefit of Indenture Trustee.
“FTC” means the Federal Trade Commission.
“Indemnified Parties” has the meaning set forth in Section 5.03.
“Indenture Trustee” has the meaning set forth in the recitals to this Agreement.
“Indenture Trustee Indemnified Parties” has the meaning set forth in Section 4.03(a).
“Insolvency Event” means, with respect to any Person, if any of the following events shall occur: (i) such Person shall file a petition or commence a Proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator or similar official for or relating to such Person or all or substantially all of its property, or for the winding up or liquidation of its affairs, (ii) such Person shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed or stayed within sixty 60 days of its filing or commencement, or a court, agency or other supervisory authority with jurisdiction shall not have decreed or ordered relief with respect to such petition or Proceeding, (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, (iv) such Person shall make an assignment for the benefit of its creditors, (v) such Person shall voluntarily suspend payment of its obligations, or (vi) such Person shall take any action in furtherance of any of the foregoing.
“Liquidated Loan” means a Loan that has been liquidated, whether by way of a payment in full, a disposition, a refinance, a compromise, a charge-off as a Charged Off Loan or any other means of liquidation of such Loan.
“Liquidation Proceeds” means cash proceeds, if any, received in connection with the liquidation of a Liquidated Loan.
“Loan” means any loan for which PFL has issued a Borrower Payment Dependent Note.
“Loan Confidential Information” means any Confidential Information contained in a Servicing File.
“Loan Document” means any promissory note or other document executed by a Borrower to evidence the indebtedness of each Borrower under a Loan and setting forth the terms of such indebtedness; it being

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understood and agreed that each such document is created and stored in electronic form only and, therefore, that no single original of any such document exists.
“Loan Modification” means, with respect to any Loan, any waiver, modification or variance of any term of any Loan or any consent to the postponement of strict compliance with any such term or any other grant of an indulgence or forbearance to the related Borrower.
“Loan Trailing Factor” means [***]%.
“Loan Trailing Fee” means, with respect to a Loan, a fee equal to the product of (a) the Loan Trailing Factor, (b) [***] and (c) a fraction, the numerator of which is the number of calendar days in the month to which such payment relates and the denominator of which is the number of calendar days in the year that includes such month.
“Material Adverse Change” means, with respect to a Person, any material adverse change in the business, financial condition, operations, properties or prospects of such Person.
“Material Adverse Effect” means, with respect to a Person, (a) a Material Adverse Change with respect to such Person or any of its Affiliates taken as a whole; (b) a material impairment of the ability of such Person to perform under this Agreement (which impairment cannot be timely cured, to the extent a cure period is applicable); or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against such Person.
“Materially Increased Liabilities” means any imposition on Servicer of: (i) obligations or duties that are materially different in scope or materially more burdensome (economically or operationally) than Servicer’s express obligations and duties under this Agreement, including in relation to the manner of servicing Loans and Borrower Payment Dependent Notes, reporting (including reporting under the Securities and Exchange Act of 1934 (as amended)), audits and inspections, collections or cash management; (ii) obligations or liabilities in relation to the accuracy or completeness of offering materials in relation to securities offerings or sales by Persons that are not Affiliates of Servicer; (iii) materially increased risk of being subject to or being required to appear in or defend adversarial proceedings initiated by third Persons or investigations or actions on the part of any Regulatory Authority; or (iv) materially increased risk of reputational harm.
“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Loan.
“Net Proceeds” means, with respect to a Loan on any date of determination, the Proceeds less any applicable Servicing Compensation, Loan Trailing Fees and Collection Fees earned and unpaid to date.
“Non-Public Personal Information” has the meaning ascribed to such term in the FTC’s Rule regarding Privacy of Consumer Financial Information (16 C.F.R. Part 313).
“Party” means either Servicer or Indenture Trustee and “Parties” means all of Servicer and Indenture Trustee.
“Pass-through Expenses” means third-party legal expenses incurred by Servicer.
“Payment Date” means a date on which any payment of principal and/or interest on a Loan is acknowledged to be paid under the terms of such Loan.
“Person” means any individual, corporation (including a business trust), partnership, joint venture, association, bank, limited liability company, joint-stock company, estate, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

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“Portfolio Interest Exemption” means the exemption from U.S. tax under Section 871(h) or Section 881(c) of the Internal Revenue Code.
“Principal Prepayment” means any payment or other recovery of principal on a Loan that is received in advance of its scheduled Due Date.
“Privacy Laws” has the meaning set forth in Section 6.03(a).
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Proceeds” means, with respect to a Loan, (i) all payments on account of principal on such Loan, including all Principal Prepayments; (ii) all payments on account of interest and fees (including Collection Fees) on such Loan; (iii) all Liquidation Proceeds and other recoveries; and (iv) any other payments on or proceeds of such Loan, including those received or recovered by or through Servicer, any Subcontractor or any Collection Agent.
“Promissory Note” means, with respect to each Loan, the promissory note or other record or evidence of the indebtedness of a Borrower.
“Recipient” has the meaning set forth in Section 6.01.
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency, department, court, commission, board, bureau, instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, having jurisdiction over a Party, any Loan, any Borrower Payment Dependent Note or any Borrower.
“Regulatory Conflict” has the meaning set forth in Section 3.01(d).
“Retail Platform” means the online credit platform owned and operated by PFL, and any of its related systems and data for the purchase of Borrower Payment Dependent Notes by retail investors.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Parties” has the meaning set forth in Section 4.03(b).
“Servicer Event of Default” has the meaning set forth in Section 7.01.
“Servicing Compensation” means the compensation payable to Servicer hereunder consisting of (a) the Servicing Fees, (b) the Ancillary Fees and (c) the Pass-through Expenses.
“Servicing Fee” has the meaning set forth in Exhibit A.
“Servicing Fee Rate” means, with respect to any Loan, subject to the provisions of Section 3.06(b), the “Servicing Fee Rate” set forth in Exhibit A.
“Servicing File” means, with respect to any Loan, the documents, files and records held or maintained by or on behalf of Servicer pertaining specifically to such Loan or the servicing thereof, including, without limitation, computer files, data tapes, books, records, electronic copies of documents, notes and Loan Documents relating to such Loan; it being understood and agreed that all of the items that constitute a Servicing File only exist in electronic form and, therefore, that no single original of any such item exists.

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“Servicing Period” means, with respect to any Loan, any period beginning on the immediately preceding Payment Date (or in the case of the first such period, the Effective Date) and ending on the day immediately preceding such Payment Date.
“Servicing Rights” means, with respect to any Loan, the rights and interests to service and administer such Loan and the responsibility for performing the servicing functions for such Loan.
“Servicing Standard” has the meaning set forth in Section 3.01(a).
“Servicing Transfer Costs” means all reasonable out-of-pocket costs and expenses incurred in connection with the transfer of servicing, including, without limitation, any reasonable out-of-pocket costs or expenses associated with the complete transfer of all Servicing Files and other servicing data and information, and the completion, correction or manipulation of such servicing data and information as may be reasonably required by Indenture Trustee to correct any errors or insufficiencies in the Servicing File or such other data and information that prevent Indenture Trustee (or any successor servicer) from servicing the Loans in a manner that complies with the Accepted Servicing Practices, but not including overhead or similar internal costs.
“Subcontractor” means, subject to the terms hereof, any vendor, third party service provider or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood) of Loans and Borrower Payment Dependent Notes but performs one or more discrete functions with respect to Loans and Borrower Payment Dependent Notes under the direction or authority of Servicer.
“U.S. Financial Institution” means a U.S. Person that is a “financial institution”, as such term is defined in 26 C.F.R. 1.1.165-12(c)(1)(iv).
“U.S. Person” means a “United States person”, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code.
Section 1.02.    Rules of Construction.
(a)    As used in this Agreement: (i) all references to the masculine gender shall include the feminine gender (and vice versa); (ii) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (iii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (iv) references to another agreement, instrument or other document means such agreement, instrument or other document as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; (v) references to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; (vi) unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”; (vii) all references to “quarter” shall be deemed to mean calendar quarter; and (viii) unless otherwise specified, all references to an article, section, subsection, exhibit or schedule shall be deemed to refer to, respectively, an article, section, subsection, exhibit or schedule of or to this Agreement.
(b)    The fact that any Party provides approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set

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forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for any failure to comply with all Applicable Laws.
ARTICLE I.
ENGAGEMENT OF SERVICER TO PERFORM SERVICING
Section 2.01.    Contract for Servicing; Possession of Servicing Files.
(a)    From and after the Effective Date and until the earlier of: (i) such date as such Loans become a Liquidated Loan; or (ii) this Agreement is terminated in accordance with Section 7.01, Indenture Trustee appoints and contracts with Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of such Loan and the related Borrower Payment Dependent Notes. Servicer is the owner of the Servicing Rights relating to each Loan serviced by Servicer hereunder, subject to Indenture Trustee’s rights hereunder with respect to such Servicing Rights in the event of Servicer’s default hereunder.
(b)    Servicer shall establish and maintain a Servicing File with respect to each Loan and Borrower Payment Dependent Note in order to service such Loan and Borrower Payment Dependent Note pursuant to this Agreement. Ownership of such Servicing File shall vest in Indenture Trustee, and the Servicing File shall be retained and maintained, in trust, by Servicer in a custodial capacity only; provided, however, that Indenture Trustee acknowledges and agrees that Servicer will retain electronic copies of: (i) the Loan Documents for such Loan as well as (ii) any other items, documents, data or information that comprise such Servicing File; provided, further, that subject to Article VI, Servicer will retain the right (A) to use and permit its Affiliates to use the same in the performance of its obligations hereunder and in the conduct of its and its Affiliates’ businesses generally (subject to the confidentiality provisions of this Agreement), including, without limitation, to facilitate the acquisition and sale of consumer loans to persons other than Indenture Trustee, and to fulfill the reporting obligations of Servicer and its Affiliates with respect to any such sales, and (B) to use, deliver or release copies of any such data, information or documents, and permit its Affiliates to use, deliver or release copies thereof, to its or their accountants, counsel or advisors, to regulators or other Regulatory Authorities of competent jurisdiction, or to other Persons to the extent necessary and appropriate to respond to subpoenas or other appropriate demands therefor in connection with any action, proceeding, arbitration or investigation in any forum of or before any Regulatory Authority. Servicer shall mark its records to reflect ownership of the Loans and Borrower Payment Dependent Notes by Indenture Trustee. Except as permitted under this Section 2.01(b), Servicer shall release from its custody the contents of any Servicing File retained by it only to Indenture Trustee or such other Persons as Indenture Trustee may authorize.
(c)    If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively “Errors”) exist in any materials delivered to Servicer by the prior servicer of the Loans and Borrower Payment Dependent Notes which cause Servicer to make or continue any Errors (collectively, “Continued Errors”), Servicer shall have no liability for such Continued Errors; provided, however, that Servicer, agrees to use its commercially reasonable efforts to prevent Continued Errors. In the event that Servicer becomes aware of Errors or Continued Errors, it shall use its commercially reasonable efforts to reconstruct and reconcile such data and to prevent future Continued Errors. Servicer shall be entitled to recover its reasonable costs thereby expended.
Section 2.02.    Use of Subcontractors.
Indenture Trustee acknowledges that Servicer may use one or more Subcontractors to assist or facilitate Servicer’s duties hereunder in connection with the servicing of the Loans and Borrower Payment

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Dependent Notes; provided, that the use of a Subcontractor shall not relieve Servicer of any of its obligations hereunder. Servicer shall remain responsible for any and all acts or omissions of its Subcontractors to the same extent as if such acts or omissions were taken or omitted by Servicer directly.
Section 2.03.    Assistance and Cooperation of Indenture Trustee.
If any actions of Indenture Trustee are necessary or appropriate in connection with the servicing and administration of the Loans and Borrower Payment Dependent Notes hereunder, then upon the request of Servicer, Indenture Trustee shall use its commercially reasonable efforts to perform such actions in a timely manner and to cooperate with and assist Servicer in connection with such actions; provided, however, that Indenture Trustee shall not contact any Borrower, other than in connection with an audit, without the prior written consent of Servicer.
ARTICLE II.
Servicing of Loans AND BORROWER PAYMENT DEPENDENT NOTES
Section 3.01.    Servicer to Service.
(a)    Servicer, as an independent contractor, shall service and administer each Loan from and after the Effective Date with reasonable care using that degree of skill and attention that is (i) deemed commercially reasonable in the unsecured consumer loan servicing industry and (ii) no less than the degree of skill and attention that it uses in relation to its servicing and administration of unsecured consumer loans for the account of its Affiliates or its or their other customers, clients, assigns and transferees, and, in all cases in accordance with the terms of this Agreement, the Accepted Servicing Practices and Applicable Laws (such standard of care being, the “Servicing Standard”), and Servicer shall have full power and authority, acting alone or through the utilization of Subcontractors, to do any and all things in connection with such servicing and administration as limited by the Servicing Standard.
(b)    Servicer may grant, permit or enter into any Loan Modification for any Loan, provided, that such Loan Modification (i) is in accordance with the Servicing Standard and (ii) is determined by Servicer at the time of such modification to be a practical manner to obtain a reasonable recovery from such Loan based upon its prior servicing experience for similar unsecured consumer loans.
(c)    Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and Indenture Trustee, all notices or instruments of satisfaction, cancellation or termination, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and Borrower Payment Dependent Notes; provided, however, that Servicer shall not be entitled to release, discharge, terminate or cancel any Loan or the related Loan Documents unless (i) Servicer shall have received payment in full of all principal, interest and fees owed by the Borrower related thereto, or (ii) in the case of a Delinquent Loan, Servicer accepts a short pay or reduced payment of full principal, interest and fees owed on such Loan in accordance with the Servicing Standard. If reasonably required by Servicer, Indenture Trustee shall furnish Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable Servicer to carry out its servicing and administrative duties under this Agreement and Servicer shall indemnify and hold Indenture Trustee harmless for any costs, liabilities or expenses incurred by Indenture Trustee in connection with any use of such power of attorney by Servicer or its agents in breach of this Agreement.
(d)    Other than the Pass-through Expenses, Servicer shall pay out of its own funds all expenses incurred in connection with its servicing activities hereunder, including, without limitation, expenses related to enforcement of the Loans, the reasonable fees and expenses of its outside counsel and independent

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accountants and all other fees and expenses; provided, however, that Servicer will not be required to undertake any Extraordinary Servicing Activities unless it shall have received assurances of reimbursement for and indemnification reasonably acceptable to it in relation to the costs, expenses and liabilities attendant to the performance thereof.
(e)    With respect to the Borrower Payment Dependent Notes, Servicer shall solely (i) make deposits in the FBO Collection Account as set forth in Section 3.03(b), (ii) provide Indenture Trustee, on a monthly basis, a report of funds collected in the FBO Collection and a file reporting ownership of each Loan for which proceeds were collected based on the Loan ownership information provided by the prior servicer of the Loans, and (iii) provide portfolio reporting on a monthly basis to Indenture Trustee. Indenture Trustee shall remit payment to the holders of Borrower Payment Dependent Notes with respect to the Borrower Payment Dependent Notes and Servicer shall have no liability with respect to such payments. Any reporting regarding payments made with respect to the Borrower Payment Dependent Notes shall be made by Indenture Trustee.
Section 3.02.    Collection and Liquidation of Loans.
(a)    Collection of Payments. Continuously from the Effective Date until the date each Loan becomes a Liquidated Loan or otherwise ceases to be subject to this Agreement, in accordance with the Servicing Standard, Servicer shall use commercially reasonable efforts to collect all Monthly Payments and any other payments due under each of the Loans when the same shall become due and payable.
(b)    Loss Mitigation. With respect to any Loan, in accordance with the Servicing Standard, Servicer shall use commercially reasonable efforts to realize upon Loans in such a manner that reasonably attempts to maximize the receipt of principal and interest, including pursuing any Loan Modification pursuant to Section 3.01(b) or pursuing other loss mitigation or other default recovery actions in accordance with the Servicing Standard.
(c)    Charged Off Loans and Delinquent Loans. Promptly following any Loan becoming a Charged Off Loan, Servicer shall charge off that Loan (such date, a “Charge Off Date”). Subject to the Servicing Standard, Servicer may transfer the servicing and collection activities for any Delinquent Loan or Charged Off Loan to a Collection Agent, and Servicer shall be relieved of its ongoing servicing and collection obligations hereunder with respect to such Loan (however, if and when all past due amounts are received with respect to any Delinquent Loan, Servicer shall resume its servicing and collection obligations with respect to such Loan), except as to the obligation to handle all Proceeds of such Loans in accordance with Section 3.02(d) below. To the extent Servicer receives information from a Collection Agent regarding any Charged Off Loans or Delinquent Loans, Servicer shall include such information in the reports regarding the Loans that are required to be delivered under this Agreement. Neither Servicer nor any Collection Agent shall have the right to sell, assign, transfer, liquidate or otherwise dispose of any Charged Off Loan without the prior written consent of Indenture Trustee except as specifically permitted under this Section 3.02(c).
(d)    Recovery of Charged Off Loans and Bankruptcy Loans. With respect to any Charged Off Loan or Bankruptcy Loan, Servicer and the applicable Collection Agents shall be permitted to accept a payment from the related Borrower of an amount less than outstanding principal balance of such Loan in final satisfaction of such Loan; provided, that (i) such Borrower is unable to pay or settle for the outstanding principal balance of such Loan in full, as reasonably determined by Servicer or the applicable Collection Agent and (ii) Servicer shall (and shall cause the applicable Collection Agent to) review any such partial payment agreement every 90 days in order to re-evaluate the Borrower’s financial position and ability to pay the principal balance in full and may reduce or increase any such partial payment agreement.

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Section 3.03.    Deposits to Accounts.
(a)    Servicer shall direct or otherwise cause the applicable Borrower of each Loan to make all payments directly to the FBO Collection Account, and shall direct each Collection Agent to deposit all Proceeds of any Loan received by such Collection Agent directly to the FBO Collection Account. With respect to any Proceeds deposited in the FBO Collection Account, Servicer will cause the applicable Net Proceeds to be remitted to the Deposit Account within approximately two (2) Business Days of deposit into the FBO Collection Account.
(b)    Without limiting the foregoing, to the extent any Proceeds are received by Servicer, other than remitted directly to the FBO Collection Account, Servicer will cause such Proceeds to be deposited into the FBO Collection Account as promptly as is reasonably practicable and in any event within two (2) Business Days of receipt thereof.
(c)    Indenture Trustee shall be responsible for all fees and charges imposed by Wells Fargo Bank, National Association, or any successor bank, with respect to the FBO Collection Account or the Deposit Account, which fees and charges shall expressly include but not be limited to account fees, money transfer fees and any legal or other fees associated with entering into any control or other agreements covering the FBO Collection Account or the Deposit Account. Wells Fargo Bank, National Association, may apply any fees and charges incurred with respect to the FBO Collection Account or the Deposit Account against any balances in the FBO Collection Account or the Deposit Account.
Section 3.04.    Credit Reporting.
Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations as well as Servicer’s own policies and practices, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Trans Union, LLC and Experian Information Solutions, Inc.
Section 3.05.    Servicing Compensation.
(a)    Payment of Fees. Servicer and Indenture Trustee acknowledge and agree that, as consideration to Servicer for servicing the Loans and Borrower Payment Dependent Notes subject to this Agreement, Indenture Trustee shall be responsible for paying Servicer the Servicing Fee, the Loan Trailing Fee and any Ancillary Fee for each Loan subject to this Agreement during any month or part thereof to the extent Servicer has not netted such Servicing Fees, the Loan Trailing Fee or Ancillary Fee from Proceeds remitted by a Borrower or a Collection Agent to the FBO Collection Account.
(b)    Servicing Fee Rate. The Servicing Fee Rate shall not be subject to change with respect to any Loan after the Effective Date thereof. The parties hereto acknowledge that the Servicing Fee Rate applicable to any Loan as of the date of this Agreement is one percent (1%) per annum.
ARTICLE III.
Representations, Warranties and covenants
Section 4.01.    Representations and Warranties of Servicer.
As a condition to the consummation of the transactions contemplated hereby, as of the Effective Date, Servicer hereby makes the following representations and warranties to Indenture Trustee:

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(a)    Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by Servicer, except to the extent that the failure to obtain or maintain any such license would not reasonably be expected to have a Material Adverse Effect with respect to Servicer, and in any event Servicer is in compliance with all Applicable Laws to the extent necessary to ensure the enforceability of the terms of this Agreement and its ability to perform its obligations hereunder.
(b)    Servicer has the full limited liability company power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Servicer, and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Servicer (except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity) and all requisite limited liability company action has been taken by Servicer to make this Agreement valid and binding upon Servicer in accordance with its terms.
(c)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (assuming receipt of all necessary consents), nor compliance with its terms and conditions, (i) will result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Loans or the Borrower Payment Dependent Notes, or (ii) conflicts with or results in the breach of, or constitutes a default under, any Loan or any material contract, agreement or other instrument to which Servicer is a party or which may be applicable to Servicer or its assets.
(d)    No consent, approval, license, registration, authorization or order of any Regulatory Authority is required for the execution, delivery and performance by Servicer of, or compliance by Servicer with, this Agreement, including the servicing of each Loan and Borrower Payment Dependent Note hereunder, or if required, such consent, approval, license, registration, authorization or order has been obtained prior to the related Effective Date, in each case except to the extent that the failure to obtain any such consent, approval, license, registration, authorization or order would not reasonably be expected to have a Material Adverse Effect with respect to Servicer or adversely affect the validity, enforceability or collectability of the Loans or the Borrower Payment Dependent Notes.
(e)    There are no judgments, proceedings or investigations pending against Servicer or, to Servicer’s knowledge, threatened against Servicer, before any Regulatory Authority having jurisdiction over Servicer or its properties: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to Servicer.
(f)    Servicer is solvent and no voluntary or involuntary bankruptcy petition has been commenced by or against Servicer, nor has Servicer made an offer or assignment or compromise for the benefit of creditors and Servicer will not be rendered insolvent by the consummation of the transactions contemplated hereby.
Section 4.02.    Representations, Warranties and Covenants of Indenture Trustee.
As a condition to the consummation of the transactions contemplated hereby, Indenture Trustee hereby makes the following representations and warranties to, and covenants with, Servicer:

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(a)    Indenture Trustee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all licenses necessary to carry on its business as now being conducted, and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by Indenture Trustee, except to the extent that the failure to obtain or maintain any such license would not reasonably be expected to have a Material Adverse Effect with respect to Indenture Trustee, and in any event Indenture Trustee is in compliance with all Applicable Law to the extent necessary to ensure the enforceability of the terms of this Agreement, and its ability to perform its obligations hereunder.
(b)    Indenture Trustee has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by Indenture Trustee, and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Indenture Trustee (except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity) and all requisite action has been taken by Indenture Trustee to make this Agreement valid and binding upon Indenture Trustee in accordance with its terms.
(c)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (assuming receipt of all necessary consents), nor compliance with its terms and conditions, conflicts with or results in the breach of, or constitute a default under, any Loan, any Borrower Payment Dependent Note or any material contract, agreement or other instrument to which Indenture Trustee is a party or which may be applicable to Indenture Trustee or its assets.
(d)    No consent, approval, license, registration, authorization or order of any Regulatory Authority is required for the execution, delivery and performance by Indenture Trustee of, or compliance by Indenture Trustee with, this Agreement, or if required, such consent, approval, license, registration, authorization or order has been obtained prior to the Effective Date, in each case except to the extent that the failure to obtain any such consent, approval, license, registration, authorization or order would not reasonably be expected to have a Material Adverse Effect with respect to Indenture Trustee.
(e)    There are no judgments, proceedings or investigations pending against Indenture Trustee or, to Indenture Trustee’s knowledge, threatened against Indenture Trustee, before any Regulatory Authority having jurisdiction over Indenture Trustee or its properties: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to Indenture Trustee.
(f)    Indenture Trustee is solvent and no voluntary or involuntary bankruptcy petition has been commenced by or against Indenture Trustee, nor has Indenture Trustee made an offer or assignment or compromise for the benefit of creditors.
(g)    Neither the facilities through which Indenture Trustee will perform its obligations hereunder nor the individuals acting on Indenture Trustee’s behalf in performing such obligations are located in the State of Alabama or the State of Indiana.
(h)    Indenture Trustee is fully compliant with all applicable provisions of the AML-BSA Laws and the Foreign Corrupt Practices Act of 1977, as amended, and has adopted policies and procedures reasonably designed to ensure its ongoing compliance with such laws, which policies and procedures are consistent with generally accepted standards within Indenture Trustee’s industry for ensuring such compliance.

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 13

CONFIDENTIAL TREATMENT
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(i)    Payments on Loans may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if the recipient fails to furnish certain information, including its taxpayer identification numbers, or otherwise fails to establish an exemption from such tax. Payments of interest on Loans held by a U.S. Person other than certain exempt recipients are required to be reported to the Internal Revenue Service. Payments of interest on Loans held by a non-U.S. Person are generally subject to 30% withholding tax under Chapter 3 of the Internal Revenue Code unless an exemption applies. Payments of interest and principal on Loans held by a non-U.S. Person may also be subject to withholding tax under the FATCA Provisions. In relation to and with full understanding of the foregoing, and following consultation by Indenture Trustee with its tax and legal advisors, Indenture Trustee represents and warrants to Servicer and covenants that:
(i)    (A) Indenture Trustee is a U.S. Person and is either (1) a U.S. Financial Institution or (2) acquiring the Loans as beneficial owner and not as a nominee of another; and (B) Indenture Trustee has delivered to Servicer an accurate and current form W-9; or
(ii)    (A) (I) Indenture Trustee is a non-U.S. Person eligible to claim benefits under an applicable income tax treaty that reduces the rate of withholding on interest on Loans to zero, and has delivered to Servicer an accurate and current Form W 8BEN (or successor form) or W-8BEN-E (or successor form) claiming benefits under such treaty; and (II) Indenture Trustee is a non-U.S. Person eligible for the Portfolio Interest Exemption with respect to payment on each Loan and has delivered to Servicer an accurate and current Form W-8BEN (or successor form) or W-8BEN-E (or successor form) and such other documentation as Servicer may reasonably require in support of such exemption; or (III) Indenture Trustee is a non-U.S. Person otherwise exempt from withholding tax under Chapter 3 of the Internal Revenue Code and has delivered to Servicer appropriate tax documentation establishing such exemption; and
(iii)    Indenture Trustee has obtained all approvals, entered into all agreements and provided all certifications necessary to ensure that withholding is not required with respect to the Loans under the FATCA Provisions, and will maintain and update all such approvals, agreements, and certifications as is necessary to ensure that such withholding continues not to be required under the FATCA Provisions.
Section 4.03.    Indemnification.
(a)    Servicer shall defend and indemnify Indenture Trustee, its Affiliates and its permitted successors and assigns, and their respective agents, representatives, officers, directors and employees (the “Indenture Trustee Indemnified Parties”) and hold them harmless against any and all claims, losses, damages, liabilities, penalties, fines, forfeitures, reasonable and documented out-of-pocket legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that Indenture Trustee Indemnified Parties directly sustain as a result of the material breach by Servicer of its covenants or other agreements, representations or warranties set forth in this Agreement or Servicer’s gross negligence, bad faith or willful misconduct; provided, however, that Servicer shall not be liable to any Indenture Trustee Indemnified Party for any damages caused by such Indenture Trustee Indemnified Party’s gross negligence, bad faith or willful misconduct.
(b)    Indenture Trustee shall defend and indemnify Servicer and its officers, directors and employees (the “Servicer Indemnified Parties”) and hold them harmless against any and all claims, losses, damages, liabilities, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that Servicer Indemnified Parties directly sustain as a result of the material breach by Indenture Trustee of its covenants or other agreements, representations or warranties set forth in this Agreement or Indenture Trustee’s gross negligence, bad faith or willful misconduct or losses

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 14

CONFIDENTIAL TREATMENT
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incurred through incomplete or inaccurate data provided to Servicer by Indenture Trustee or any prior servicer, any matter arising out of the origination of the Loans, errors made by prior vendors or servicers, or lack or omission of executed Telephone Consumer Protection Act of 1991 releases, executed ACH authorizations; provided, however, that Indenture Trustee shall not be liable to any Servicer Indemnified Party for any damages caused by such Servicer Indemnified Party’s gross negligence, bad faith or willful misconduct.
ARTICLE IV.
SERVICER
Section 5.01.    Limitation on Assignment by Servicer.
Servicer shall not assign this Agreement or any of the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof (other than a delegation to a Subcontractor otherwise permitted hereunder) without the prior written consent of Indenture Trustee.
ARTICLE V.
CONFIDENTIALITY
Section 6.01.    Disclosure of Confidential Information.
From time to time, in connection with the transactions contemplated by this Agreement, one Party (“Discloser”) may disclose Confidential Information to the other Party (“Recipient”), whether in writing, orally, or by allowing inspection of tangible objects (i.e. documents, tapes disks, prototypes, samples, plants or equipment).
Section 6.02.    Handling of Confidential Information.
Subject with respect to Loan Confidential Information to Servicer’s rights under Section 2.01(b), Recipient shall:
(a)    hold Confidential Information in the strictest confidence and use such Confidential Information solely (i) to fulfill its obligations hereunder or (ii) with respect to Loan Confidential Information held by or on behalf of Indenture Trustee, as is reasonably necessary to establish, maintain and enforce Indenture Trustee’s rights with respect to any Loans, subject to Section 6.3;
(b)    disclose Confidential Information only to: (i) those personnel and third-party service providers of Recipient who need to receive such Confidential Information in connection with one or more of the permitted uses contemplated by this Agreement and the Servicing Agreement; (ii) to the extent disclosure is required by Applicable Law or other legal process or requested or demanded by any Regulatory Authority; (iii) in connection with the exercise or enforcement of any right or remedy under this Agreement, in connection with any litigation or other proceeding to which Recipient is a party or bound, or to the extent necessary to respond to public statements or disclosures by Discloser referring to Indenture Trustee; (iv) in the case of Indenture Trustee, to Indenture Trustee’s respective officers, directors, agents, employees, accountants, legal counsel or other advisors (and Indenture Trustee agrees to be liable for any act or omission in breach of this Article VI by the foregoing parties); (v) any subsequent purchaser or potential purchaser of any Loans, and to any actual or potential lender, investor or other financing source, and any trustee, administrator or agent acting on behalf of any lender or other financing source; provided, that Recipient must: (A) inform any such personnel or service provider of the confidential nature of such Confidential Information; (B) take commercially reasonable steps to ensure that any such personnel and service providers

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CONFIDENTIAL TREATMENT
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do not violate the provisions of this Article VI; (C) immediately notify Discloser if Recipient has reason to believe any such personnel or service provider has violated or intends to violate the provisions of this Article VI; and (D) provided, further, that Recipient will be liable for any acts or omissions of any such service provider or any Recipient personnel in breach of this Article VI;
(c)    not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects embodying Confidential Information;
(d)    not make any copies of Confidential Information unless previously authorized in writing by Discloser, except that Indenture Trustee may make copies of Loan Confidential Information, subject to Section 6.03;
(e)    if authorized to make copies of Confidential Information, reproduce on such copies any proprietary rights and/or confidentiality notices appearing on the original Confidential Information in the same manner as on the original; and
(f)    use its commercially reasonable efforts to protect and maintain the confidentiality of the Confidential Information, which protections shall be at least equivalent in scope and effect to the measures taken by Recipient to protect its own confidential or proprietary information of a like or similar nature.
Section 6.03.    Special Protections for Customer Information.
(a)    Each of Servicer and Indenture Trustee understands and agrees that Customer NPPI is subject to Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., the FTC’s Rule regarding the Privacy of Consumer Financial Information, 16 C.F.R. Part 313, the FTC’s Standards for Safeguarding Customer Information, 16 C.F.R. Part 314, and any other Applicable Laws regarding the privacy or security of Customer NPPI (collectively, the “Privacy Laws”). Each of Servicer and Indenture Trustee agrees that it shall comply with the Privacy Laws and will promptly notify Indenture Trustee and/or Servicer, as applicable, of any breach of the Privacy Laws or the provisions of this Article VI.
(b)    If Indenture Trustee elects to receive Customer NPPI for Loans, Indenture Trustee either (i) must be a Qualified Custodian or (ii) (A) must retain a Qualified Custodian to hold such Customer NPPI on Indenture Trustee’s behalf and (B) the agreement under which such Qualified Custodian holds such Customer NPPI on Indenture Trustee’s behalf must provide that such Qualified Custodian will perform its obligations under the agreement in a manner that fully satisfies the Privacy Laws and otherwise complies with the provisions of this Article VI.
Section 6.04.    Compelled Disclosure.
Recipient may disclose Confidential Information required to be disclosed by law, regulation or a valid court order; provided, that Recipient: (a) uses commercially reasonable efforts to obtain confidential treatment for such Confidential Information; (b) gives Discloser prompt written notice of such requirement to disclose prior to such disclosure (to the extent permissible under the terms of the law, regulation or order compelling disclosure or as soon as is reasonably practicable); and (c) reasonably cooperates with Discloser as necessary to obtain a protective order or securing confidential treatment for such Confidential Information.
Section 6.05.    Return or Destruction of Materials.
Subject with respect to Loan Confidential Information to Servicer’s rights under Section 2.01(b), Recipient shall return or destroy, as Discloser indicates, all Confidential Information, including, without limitation, all copies, compilations, summaries, analyses or other materials containing or reflecting

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 16

CONFIDENTIAL TREATMENT
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Recipient’s use of Confidential Information, within 10 days after the later to occur of: (a) termination of this Agreement; or (b) Discloser’s written request to Recipient; provided, that Recipient may maintain in its possession all Confidential Information of Discloser required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder or stored on Recipient’s network as part of standard back-up procedures (provided, that such information shall remain subject to the confidentiality provision of this Article VI). Recipient shall promptly send Discloser written certification of such destruction or return.
Section 6.06.    Ownership of Confidential Information.
Subject with respect to Loan Confidential Information to Servicer’s rights under Section 2.01(b), the Confidential Information (and related copies and materials) shall be the sole and exclusive property of Discloser. Recipient has no rights under any of Discloser’s patents, copyrights, trademarks, trade secrets or with respect to any of Discloser’s other intellectual property, except as expressly set forth herein. Recipient may not use Confidential Information to apply for or secure any patents or any other intellectual property rights.
ARTICLE VI.
TERMINATION
Section 7.01.    Termination for Servicer Event of Default.
(a)    This Agreement shall be terminable at the sole option of Indenture Trustee, upon written notice from Indenture Trustee to Servicer, if any of the following events of default exist on the part of Servicer (each, a “Servicer Event of Default”):
(i)    Servicer shall fail to perform or observe any material obligation, covenant or agreement contained in this Agreement and such failure shall continue for more than 30 days after the earlier of Servicer obtaining knowledge of such failure or Servicer receiving written notice of such failure; and such failure is not remedied within a period of 30 days after the earlier of Servicer obtaining knowledge of such failure or Servicer receiving written notice of such failure;
(ii)    an Insolvency Event shall occur with respect to Servicer; or
(iii)    any Regulatory Authority shall have condemned, seized or appropriated, or to have assumed custody or control of, all or any substantial part of the property of Servicer, or shall have taken any action to displace the management of Servicer or to curtail its authority in the conduct of the business of Servicer.
(b)    Upon receipt by Servicer of written notice of termination, or upon automatic termination of this Agreement as provided above, all authority and power of Servicer under this Agreement, whether with respect to the Loans, the Borrower Payment Dependent Notes or otherwise, shall pass to and be vested in Indenture Trustee or its designee, and Indenture Trustee and its designee are hereby authorized and empowered to execute and deliver, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Loans and Loan Documents, to direct Borrowers, insurers, Subcontractors and Collection Agents to remit all Proceeds as directed by Indenture Trustee or otherwise, and all Servicing Rights with respect to Loans and Borrower Payment Dependent Notes shall be immediately assigned, transferred and conveyed to Indenture Trustee or its designee. Servicer shall prepare, execute and deliver to Indenture Trustee or its designee any and all

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 17

CONFIDENTIAL TREATMENT
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documents and other instruments, promptly and in any event within 30 days place in such successor’s possession, all Servicing Files, subject to Servicer’s rights under Section 2.01(b), and, in a timely manner, do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Loans, the Borrower Payment Dependent Notes and related Loan Documents and Servicing Files, at Servicer’s sole expense (including, without limitation, with respect to all Servicing Transfer Costs). Servicer shall, in a timely manner, cooperate with Indenture Trustee or its designee in effecting the termination of its servicing responsibilities and rights hereunder and the transfer of the servicing functions and the Servicing Files, subject to Servicer’s rights under Section 2.01(b), including, without limitation, the transfer to such successor for administration by it of all cash amounts that shall at the time be credited by Servicer to any Deposit Account or thereafter received with respect to the Loans. Servicer shall be entitled to any accrued and unpaid Servicing Compensation and Ancillary Fees through the later of the effective date of such termination or the completion of the transfer of servicing functions and Servicing Files contemplated by this Section 7.01(b).
(c)    By a written notice, Indenture Trustee or Servicer may waive any default by the other in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
(d)    The provisions of Sections 4.03, 7.01(b), 8.02, 8.06, 8.07 and 8.08 and Article VI shall survive termination of Servicer and termination of this Agreement.
ARTICLE VII.
MISCELLANEOUS PROVISIONS
Section 8.01.    Notices.
All notices and other communications hereunder and under any other transaction document will be in writing and will be deemed to have been duly given when delivered in person, by facsimile or email, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties as follows:
if to Indenture Trustee:
[Indenture Trustee name and address]
Facsimile No.: ([•]) [•]]-[•]]
Attention: [Indenture Trustee contact person]
Email: [email address of contact person]
With a copy to (which shall not constitute notice):
[Name and address]
Facsimile No.: ([•]) [•]]-[•]]
Attention: [contact person]
Email: [email address of contact person]
if to Servicer:
First Associates Loan Servicing, LLC

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 18

CONFIDENTIAL TREATMENT
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15373 Innovation Drive, Suite 300
San Diego, CA 92128
Attention: Executive Vice President

or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above. Any notice or communication delivered in person will be deemed effective upon delivery. Any notice or communication sent by email or air courier will be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail will be deemed effective on the third business day at the place at which such notice or communication is received following the day on which such notice or communication was mailed.
Section 8.02.    Costs.
Except as otherwise specifically set forth in this Agreement, each of Indenture Trustee and Servicer shall bear its own costs and expenses in connection with this Agreement, including, without limitation, any sales commissions, legal fees or costs and expenses relating to due diligence.
Section 8.03.    Amendment; Waiver.
Except as otherwise expressly provided herein, Indenture Trustee and Servicer may amend this Agreement, from time to time, in a writing signed by duly authorized officers of each of Servicer and Indenture Trustee. No waiver of any provision of this Agreement, nor consent to any departure by any Party therefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of the Party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 8.04.    Cumulative Rights.
All rights and remedies of the Parties under this Agreement shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any rights or remedies that they may have under any other agreement or instrument, by operation of law or otherwise.
Section 8.05.    Successors and Assigns; Assignment of Servicing Agreement.
This Agreement shall be binding upon and inure to the benefit of and be enforceable by Servicer, Indenture Trustee and their respective successors and permitted assigns. This Agreement shall not be assigned, pledged or hypothecated by any Party without the prior written consent of the other Party.
Section 8.06.    Choice of Law.
This Agreement shall be construed in accordance with the laws of the State of New York, without reference to the choice of law principles under the laws of the State

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 19

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of New York other than Section 5-1401 of New York General Obligations Law which shall govern.
Section 8.07.    Submission to Jurisdiction; Waiver of Jury Trial.
Each party hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State Court sitting in the Borough of Manhattan in the City and State of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to process being served in any suit, action or proceeding with respect to this agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under this agreement or to any other address of which it shall have given written or electronic notice to the other party. The foregoing shall not limit the ability of any Party to bring suit in the courts of any jurisdiction.
Each Party knowingly, voluntarily and intentionally, waives (to the extent permitted by Applicable Law) any right it may have to a trial by jury of any dispute arising under or relating to this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury.
Section 8.08.    Limitation of Liability.
Except for acts or omissions that constitute gross negligence, bad faith or willful misconduct, in no event shall any Party or any of its respective Affiliates, beneficiaries, assignees or successors (by assignment or otherwise) be liable to the other Party or to any other entity for punitive or exemplary damages, any lost profits, costs of cover or other special damages, or any punitive, exemplary, remote, consequential, incidental or indirect damages, under this Agreement incurred or claimed by any Party or entity (or such party or entity’s officers, directors, stockholders, members or owners), however caused, on any theory of liability.

Section 8.09.    Severability.
Any provision of this Agreement that is prohibited or not fully enforceable in any jurisdiction, will be ineffective only to the extent of such prohibition or unenforceability without otherwise invalidating or diminishing either Party’s rights under the remaining provisions of this Agreement in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable in any respect any such provision in any other jurisdiction.
Section 8.10.    Entire Agreement.

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 20

CONFIDENTIAL TREATMENT
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As of the date hereof, Servicer and Indenture Trustee hereby acknowledge and agree that this Agreement, together with the exhibits hereto, represents the complete and entire agreement between the Parties with respect to the servicing of Loans and Borrower Payment Dependent Notes, and shall supersede all prior written or oral statements, agreements or understandings between the Parties relating to the servicing of Loans and Borrower Payment Dependent Notes.
Section 8.11.    Exhibits and Schedules.
The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
Section 8.12.    No Joint Venture or Partnership.
Each Party (including any of its respective permitted successors and assigns) acknowledges and agrees that such Party will not hold itself out as an agent, partner or joint venturer of the other Party and that this Agreement and the transactions contemplated hereby, including the payment of any fees or the reimbursement of any expenses, are not intended and do not create an agency, partnership, joint venture or any other type of relationship between or among the Parties.
Section 8.13.    Further Assurances.
Each Party, upon the reasonable written request of the other Party, shall execute and deliver to such other Party any reasonably necessary or appropriate additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement or the consummation of the transactions contemplated hereunder.
Section 8.14.    Counterparts.
This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The Parties agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the Parties.
Section 8.15.    Waivers, Etc.
No waiver of any single breach or default of this Agreement shall be deemed a waiver of any other breach or default of this Agreement.
Section 8.16.    Investments.
(a)    Servicer acknowledges and agrees that Indenture Trustee and its Affiliates currently may be invested in, may invest in or consider investments in companies held by or that compete either directly or indirectly with Servicer and that this Agreement shall in no way be construed to prohibit or restrict Indenture Trustee’s or any of its Affiliates’ ability to maintain, make or consider such investments.
(b)    Indenture Trustee acknowledges and agrees that Servicer and its Affiliates currently may be invested in, may invest in or consider investments in companies held by or that compete either directly or indirectly with Indenture Trustee and that the execution of this Agreement shall in no way be construed to prohibit or restrict Servicer’s or any of its Affiliates’ ability to maintain, make or consider such investments.

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 21

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Section 8.17.    No Petition.
Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by law, each Party agrees that it shall not institute, or join any other person in instituting, a petition or a proceeding that causes (a) the other Party to be a debtor under any federal or state bankruptcy or similar insolvency law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for such other Party or any substantial part of any of its property.

[SIGNATURE PAGE FOLLOWS]

SUCCESSOR LOAN SERVICING AGREEMENT – PAGE 22

CONFIDENTIAL TREATMENT
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IN WITNESS WHEREOF, the parties hereto have caused to be duly authorized, executed and delivered, as of the date first written above, this SUCCESSOR LOAN SERVICING AGREEMENT.

SERVICER:

FIRST ASSOCIATES LOAN SERVICING LLC
(Servicer)

By:        ______________________________
Name:
Title:

INDENTURE TRUSTEE:

[NAME OF INDENTURE TRUSTEE]

By:        ______________________________
Name:
Title:

SUCCESSOR LOAN SERVICING AGREEMENT – SIGNATURE PAGE

CONFIDENTIAL TREATMENT
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EXHIBIT A

SERVICING FEE
Servicing Fee: For any Servicing Period, the Servicing Fee for [***] will be equal to the product of (a) the applicable Loan Servicing Fee Rate, (b) [***] during such Servicing Period and (c) a fraction, the numerator of which is the number of calendar days during such Servicing Period and the denominator of which is the number of days in the calendar year in which such Servicing Period began (i.e., 365 or 366).

With respect to [***], the Loan Servicing Fee Rate applicable to such Loan shall be [***]% per annum.
FOR ANY LOAN LATE BY AT LEAST [***] DAYS BUT NO MORE THAN [***] DAYS LATE, SERVICER SHALL BE PAID A FEE OF [***]% OF ANY LATE FUNDS COLLECTED; PROVIDED THAT THIS FEE SHALL NOT INCLUDE ANY CURRENT AMOUNTS COLLECTED.
FOR ANY LOAN MORE THAN [***] DAYS LATE, SERVICER SHALL BE PAID A FEE OF [***]% OF ANY FUNDS COLLECTED.

SUCCESSOR LOAN SERVICING AGREEMENT – EXHIBIT A

CONFIDENTIAL TREATMENT
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EXHIBIT B
ACCEPTED SERVICING PRACTICES

“ACH” means a payment that is processed through Automated Clearing House system.

“Auto Pay” means a payment option pursuant to which a Borrower has authorized Servicer to automatically withdraw funds from his or her designated bank account on his or her applicable payment due date each month.

“Billing Period” means the period of time in which a Borrower can satisfy a particular scheduled payment, which begins on the day following the end of any previous billing period and ends on the due date for such payment.

“Credit Reporting Agencies” means Equifax, Experian and TransUnion.

“Electronic Message” means one or more of the following forms of communication: a message to the applicable Borrower’s Prosper account, an email to the address designated by such Borrower, text message to a phone number or other electronic form of message to such Borrower as permitted by Applicable Laws.

Pre-Delinquency Communications

•	Servicer will send the applicable Borrower an Electronic Message for each payment prior to the payment due date.

•
For Loans that are past due, but not yet Delinquent Loans, Servicer will send the applicable Borrower an Electronic Message to remind such Borrower about such past due payment and provide the applicable Borrower information regarding such past due payment through a secure web site.

Delinquency Communications

•	If a Borrower had selected Auto Pay and an automatic ACH payment fails, Servicer will send an Electronic Message informing such Borrower that the loan account is delinquent and a payment is past due.

•
If a Borrower had not selected Auto Pay and the loan account becomes past due, Servicer will send an Electronic Message informing such Borrower that the loan account is delinquent and a payment is past due.

•	Each Borrower will receive Electronic Messages for each Billing Period the loan account is past due until the loan account is charged off.

•	A Collection Agent will attempt to collect the amount past due on any eligible loan account for each Billing Period until such loan account is charged off.

Late Payment Fees

•
If a Borrower has not made the minimum payment due, Servicer may charge such Borrower a late payment fee equal to the greater of $15 or 5% of the unsatisfied portion of the late payment amount (a “Late Payment Fee”).

•	Servicer will remit any Late Payment Fees collected to Purchaser, less any Collection Fees.

•	Servicer will only assess one Late Payment Fee for each delinquent payment in a Billing Period.

Insufficient Funds Fees

•	For any failed payment processed by Servicer, Servicer may charge the applicable Borrower a failed payment fee of $15 (an “Insufficient Funds Fee”).

SUCCESSOR LOAN SERVICING AGREEMENT – EXHIBIT B

CONFIDENTIAL TREATMENT
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•	Servicer shall retain any collected Insufficient Funds Fees.

Charged Off Loan

•	A loan account may be charged off after the applicable Borrower is at least 120 days past due.

•
The charged off status will be placed on a loan account as early as when the loan account is at least 120 days past due but not later than the last day of the month in which a Borrower misses his or her fifth consecutive payment.

•	When a loan account is charged off, the entire Loan balance will become due and owing.

•	Servicer will report the charged off loan status to the Credit Reporting Agencies.

Post Charge Off

•
Servicer may send a charged off loan to a Collection Agent to attempt collection on the entire Loan, unless Purchaser has agreed in writing to the sale of such Loans to a Charged Off Loan Buyer, in which case, the sale proceeds thereof shall be distributed to Purchaser in accordance with the applicable Charged Off Loan Sale Agreement.

Bankruptcy

•
If a Loan is included in a bankruptcy filing, all collection attempts on such Loan will cease. If a Loan is included in a bankruptcy filing and is discharged through bankruptcy, the outstanding balance on the balance of such Loan will be reduced to zero.

Cease and Desist
If a Borrower requests, in writing or on the telephone, no further contact regarding a Loan, then further contact will only be made with such Borrower in accordance with Applicable Law.

Pre-Charge Off Settlement

•
Servicer may reduce the outstanding balance of a Delinquent Loan on Purchaser’s behalf (a “Settlement”) in an effort to create a reduced payment amount for the related Borrower who has the willingness and ability to pay the Settlement in accordance with the terms of such Settlement, as reasonably determined by Servicer, and in order maximize the receipt of principal and interest for Purchaser, provided that:

◦	the monthly payment for such Delinquent Loan is at least sixty (60) days past due from the original due date for such payment;

◦	the amount of such Settlement is at least [***] of the outstanding balance of such Delinquent Loan; and

◦	the terms of such Settlement require such amount to be paid within twelve months from the effective date of such Settlement.

•	Servicer will distribute the net proceeds from any such Settlement to Purchaser.

Pre Charge Off Extension

•
Servicer may extend the maturity date of a Delinquent Loan on Purchaser’s behalf (an “Extension”) by a maximum of four (4) calendar months from the original maturity date of such Delinquent Loan in an effort to create a payment plan for the related Borrower who has the willingness and ability to pay the monthly payments in accordance with the terms of such Delinquent Loan without the ability to pay the delinquent monthly payments, as reasonably determined by Servicer, provided, that such Extension satisfies each of the following conditions:

◦
as of the date of the contemplated Extension, such Delinquent Loan has a monthly payment that will be at least 31 days past due from the original due date for such payment at the time of the first eligible payment toward such contemplated Extension; provided, that (a) the contemplated Extension may not be effected until after the applicable Borrower makes at least three (3) consecutive minimum Monthly Payments in accordance with the terms of such Delinquent Loan after such delinquency, and (b) such Borrower’s obligation to make any delinquent monthly payment may not be delayed

SUCCESSOR LOAN SERVICING AGREEMENT – EXHIBIT B

CONFIDENTIAL TREATMENT
[***] indicates that text has been omitted which is the subject of a confidential treatment request.
This text has been separately filed with the SEC.

from the date it was originally due to a date that is later than [***] of the original term of such Delinquent Loan from such original due date; and

◦	no terms of such Delinquent Loan, other than the contemplated Extension, shall be modified or changed.

•
Upon the Extension with respect to any Loan, such Loan shall no longer be treated as a Delinquent Loan other than as a result of any delinquency in monthly payments on such Loan occurring after such Extension.

Payment Due Date

o
Servicer may allow an eligible Borrower to change the date on which each monthly payment on his or her Loan is due; provided, that any such Borrower may change his or her due date only once over a 12-month period and, provided further, that such change will not extend the payment date by more than 30 days past the expected payment date.

Credit Bureau Reporting

•	Servicer shall accurately and promptly report the status of loans to the Credit Reporting Agencies each month.

•	Servicer shall use the Consumer Industry Data Association’s Metro 2® Format for Credit Reporting standards when reporting to the Credit Reporting Agencies.

SUCCESSOR LOAN SERVICING AGREEMENT – EXHIBIT B

CONFIDENTIAL TREATMENT
[***] indicates that text has been omitted which is the subject of a confidential treatment request.
This text has been separately filed with the SEC.

SCHEDULE 1

COLLECTION AGENTS

1.    I.C. Systems, Inc.

2.	Tritium Research Inc.

3.	TelePerformance USA, Inc./AllianceOne, Inc.

LOAN SERVICING AGREEMENT – SCHEDULE 1